UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2013

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Current Report, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 4, 2013, Kellogg Company issued a press release announcing financial results for the period ended September 28, 2013, a copy of which is attached as Exhibit 99.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 4, 2013, the Company announced a four-year global efficiency and effectiveness program (“Project K”) for sustained growth. The program’s initiatives are expected to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.

Implementation of Project K, which is expected to be substantially completed by December 31, 2017, is projected to result in cumulative pretax charges, once all initiatives are approved and implemented, of $1.2 to $1.4 billion, with cash costs estimated to be $900 million to $1.1 billion. The Company currently expects the charges will consist of asset-related costs totaling $450 to $500 million which will consist primarily of asset impairments and other exit-related costs; employee-related costs totaling $425 to $475 million which will include severance, pension and other termination benefits; and other costs totaling $325 to $425 million which will primarily consist of charges related to the design and implementation of global business capabilities.

This Current Report on Form 8-K contains forward-looking statements about Project K. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may differ materially from these statements. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement Project K as planned, whether the expected amount of the costs associated with Project K will exceed the Company’s forecasts and whether the Company will be able to realize the anticipated benefits in the amounts and at the times expected from Project K. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012) for information about certain other factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.kellogg.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: November 4, 2013	/s/ Ronald L. Dissinger
Name: Ronald L. Dissinger
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Financial results for the period ended September 28, 2013